UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2014, Medidata Solutions, Inc. (the “Company”) announced that it has appointed Michael Capone as the Company’s Chief Operating Officer (“COO”). Mr. Capone will assume his new role with the Company, effective October 1, 2014. The Company’s press release announcing Mr. Capone’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Capone, age 48, has more than 25 years’ experience in guiding software development and information technology. Prior to joining the Company, Mr. Capone worked in various executive positions at Automatic Data Processing, Inc. (ADP), most recently serving as Corporate Vice President Product Development & and Chief Information Officer from July 2008 to September 2014. Mr. Capone holds a B.S. in computer science from Dickinson College and an M.B.A. in finance from Pace University.

Effective October 1, 2014 (the “Grant Date”), Mr. Capone will receive the following equity awards pursuant to the Company’s Amended and Restated 2009 Long-Term Incentive Plan: (1) a grant of options with a value of $750,000 on the grant date, to vest over a four-year period, with 25% vesting on the first anniversary of the Grant Date and then 1/36 of the remainder per month for the following 36 months; and (2) a grant of shares of restricted stock of the Company having a value of $2,250,000 on the Grant Date, to vest annually over a four-year period, 25% on each of the first, second, third and fourth anniversaries of the Grant Date.

In addition, Mr. Capone and the Company will enter into a change in control agreement whose terms are substantially similar to the form of executive change in control agreement filed as Exhibit 10.1 to the Company’s Form 8-K filed on July 8, 2014, which exhibit is incorporated herein by reference.

There are no understandings or arrangements between Mr. Capone and any other person pursuant to which he was appointed as the Company’s Chief Operating Officer. In addition, Mr. Capone has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Capone has no family relationship with any director or executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Medidata Solutions, Inc. dated September 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: September 24, 2014

	By:	MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President—General Counsel and Secretary